UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Ruth’s Hospitality Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51485	72-1060618
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, Florida	32789
(Address of Principal Executive Office)	(Zip Code)

(407) 333-7440

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Ruth’s Hospitality Group, Inc. (the “Company”), on May 3, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 2, 2023, with Darden Restaurants, Inc., a Florida corporation (“Parent”), and Ruby Acquisition Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”).

Item 1.02	Termination of a Material Definitive Agreement.

On June 14, 2023, effective as of the closing of the Merger (as described under Item 2.01 of this Current Report on Form 8-K), the Company terminated that certain Amended and Restated Credit Agreement, dated as of October 18, 2021, by and among the Company, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender (a copy of which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 20, 2021), and concurrently repaid all advances and other obligations outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 16, 2023, Merger Sub commenced a tender offer (the “Offer”), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $21.50 per Share (the “Merger Consideration”), in cash, without interest thereon (but subject to applicable withholding).

The Offer was not extended and the Offer and related withdrawal rights expired as scheduled at one minute past 11:59 p.m., Eastern Time, on June 13, 2023 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Merger Sub that, as of the Expiration Time, 22,853,263 Shares (excluding, for the avoidance of doubt, Shares presented pursuant to guaranteed delivery procedures which Shares have not yet been “received,” as such term is defined by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 71.2% of the issued and outstanding Shares as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) was satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, Merger Sub accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the Merger Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, on June 14, 2023, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share that was not (i) validly tendered and irrevocably accepted for purchase pursuant to the Offer, (ii) held by a holder who is entitled to demand appraisal and who has (or for which the “beneficial owner” (as defined in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such Shares held by such holder and (iii) held by the Company as treasury stock or owned by Parent, Merger Sub or any of Parent’s other subsidiaries (including Shares acquired pursuant to the Offer), in each case, immediately prior to the Effective Time, was cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration, on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the terms of Section 2.7(a) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s restricted stock unit awards (the “Company RSAs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, automatically became fully vested, cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company RSA.

Pursuant to the terms of Section 2.7(b) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s restricted stock units (the “Company RSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, automatically became fully vested, cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company RSU.

Pursuant to the terms of Section 2.7(c) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s performance-based restricted stock units of the Company and market stock units of the Company (collectively, the “Company PSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, automatically became fully vested, cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company PSU, with the achievement of the performance-based vesting metrics applicable to each Company PSU based on achievement of the applicable performance metrics as specified in the applicable award agreement.

Pursuant to the terms of Section 2.7(d) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s deferred stock units (the “Company DSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, automatically became fully vested, cancelled and converted into and became the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Company DSUs credited to the holder’s account.

The aggregate consideration paid by Parent to acquire the Shares was approximately $715 million (including amounts payable to the holders of Company RSAs, Company RSUs, Company PSUs and Company DSUs, as described above).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 3, 2023, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2023, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Shares, and, following the Effective Time, file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all of the Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on June 14, 2023, a change in control of the Company occurred. At the Effective Time, the Company became an indirect, wholly-owned subsidiary of Parent. The Merger Consideration was funded through a combination of cash on the balance sheet of Parent and of the Company and borrowings under a term loan credit agreement of Parent.

Also in connection with the Merger, Kristy Chipman, David E. Hyatt and Mark Kupferman ceased to be officers of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, (i) each of Giannella Alvarez, Mary L. Baglivo, Carla R. Cooper, Cheryl J. Henry, Stephen M. King, Michael P. O’Donnell, Marie L. Perry and Robin P. Selati resigned from their respective positions as members of the Company’s board of directors and all committees thereof, and (ii) Matthew R. Broad, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company, in each case, effective as of the Effective Time. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of May 2, 2023, by and among Ruth’s Hospitality Group, Inc., Ruby Acquisition Corporation and Darden Restaurants, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ruth’s Hospitality Group, Inc. with the SEC on May 3, 2023).

3.1	Amended and Restated Certificate of Incorporation of Ruth’s Hospitality Group, Inc.

3.2	Amended and Restated Bylaws of Ruth’s Hospitality Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2023

By:	/s/ Marcy N. Lynch
Name:	Marcy N. Lynch
Title:	Senior Vice President, General Counsel and Corporate Secretary